UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
 CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2017

CONTENT CHECKED HOLDINGS, INC.
 (Exact name of registrant as specified in its charter)

Nevada	333-190656	99-0371233
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

28126 Peacock Ridge Drive, Suite 210, Rancho Palos Verdes, California 90275
 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (310) 541-4102

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01.	Other Events

Breach of Restitution Agreement by Mr. Kristian Finstad

As previously disclosed in a Current Report on Form 8-K filed by Content Checked Holdings, Inc. (the “Company”) on July 31, 2017, the Company entered into a Restitution Agreement with Mr. Kristian Finstad pursuant to which Mr. Finstad agreed to repay to the Company the sum of $4,900,000 as restitution for one or more acts of embezzlement engaged in by Mr. Finstad while he was Chairman of the Board, Chief Executive Officer and President of the Company.

The obligation of Mr. Finstad to pay the Company $4,900,000 in restitution is principally set forth and evidenced by a promissory note dated July 31, 2017, and executed by Mr. Finstad in favor of the Company (the “Restitution Promissory Note”).  The Restitution Promissory Note requires Mr. Finstad to pay the Company the sum of $500,000 on or before October 31, 2017 and $4,400,000 on or before July31, 2018.

Mr. Finstad failed to pay the Company the sum of $500,000 on or before October 31, 2017 as required by the terms of the Restitution Promissory Note and therefore has defaulted on his obligations under the Restitution Promissory Note.  On November 1, 2017, the Company sent to Mr. Finstad a notice of default of the Restitution Promissory Note.

As a result of Mr. Finstad’s breach of the Restitution Promissory Note, the Company will employ any and all legal means necessary to achieve the repayment of the embezzled Company funds, and to obtain recompense for any and all damages incurred by the Company as a result of Mr. Finstad’s acts of misappropriation of Company funds.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

99.1	Content Checked Holdings, Inc. Notice of Default of Restitution Promissory Note by Mr. Kristian Finstad.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTENT CHECKED HOLDINGS, INC.

	By:	/s/ John W. Martin
John W. Martin
Date: November 1, 2017		President, Principal Financial Officer,
Secretary and General Counsel